UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012
CoStar Group, Inc.
(Exact name of registrant as specified in its charter)

0-24531
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	52-2091509 (I.R.S. Employer Identification No.)

1331 L Street, NW, Washington, DC 20005
(Address of principal executive offices, including zip code)

(202) 346-6500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2012, the Board of Directors (the “Board”) of CoStar Group, Inc. (the “Company”) increased the size of the Board from seven to eight members and elected John W. Hill to fill the vacancy created as a result of the increase in the number of Board members.

Mr. Hill recently founded a professional services practice specializing in assisting clients in improving their financial management operations. Prior to that, from August 2004 to August 2012, Mr. Hill served as Chief Executive Officer of Federal City Council, a non-profit, non-partisan organization dedicated to improving the Nation’s Capital. Mr. Hill has previously served in multiple other executive and financial leadership positions, including as Chief Executive Officer of In2Books, Inc. and as a Partner-in-Charge at Andersen, LLP. Mr. Hill currently serves as the Chair of the compensation committee and as a member of the audit committee of Chesapeake Lodging Trust Corporation, and he previously served as a member of the audit committees of various public and private entities, including Highland Hospitality Inc. and Prestwick Pharmaceuticals, Inc. Mr. Hill received a B.S. in Accounting from the University of Maryland, passed the CPA exam and became a Certified Public Accountant in 1977.

There is no arrangement or understanding between Mr. Hill and any other person pursuant to which Mr. Hill was selected as a director. Upon his election to the Board, the Board appointed Mr. Hill to serve on the Audit Committee of the Board. The Board has determined that Mr. Hill is an independent director under applicable Nasdaq rules and the audit committee independence standards under the Sarbanes-Oxley Act of 2002 and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, as well as an audit committee financial expert.

In connection with his election to the Board and his appointment to the Audit Committee, Mr. Hill will receive compensation for his service consistent with the Company’s past director compensation practices. In accordance therewith, on September 27, 2012, he was granted a restricted stock award under the Company’s 2007 Stock Incentive Plan, as amended, valued at $87,000, which will vest in equal installments over four years on each anniversary of the grant date, and he will receive $20,000 annually for serving on the Board and $2,000 for each regular meeting of the Board attended in person or by telephone.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 1, 2012	COSTAR GROUP, INC.
By: /s/ Brian Radecki
Name: Brian Radecki
Title: Chief Financial Officer